UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 18, 2013 (November 13, 2013)
NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-08359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)
(732) 938-1480
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

The Nominating/Corporate Governance Committee of the Board of Directors (the "Board") of New Jersey Resources Corporation (the "Company") recommended to the Board that the Company adopt an increase to the annual equity retainer, increasing the value of the annual equity retainer to $71,000 (the number of shares to be based upon the closing price of a share of the Company’s common stock on the date of the grant). The Board approved such changes at its meeting on November 13, 2013, and the changes will be effective as of January 1, 2014. A summary of the Company's non-employee director compensation, as amended, is attached hereto as Exhibit 10.7 and incorporated by reference herein.

Item 9.01.        Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit 10.7	Summary of New Jersey Resources Corporation Non-Employee Director Compensation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 18, 2013
NEW JERSEY RESOURCES CORPORATION
By:    /s/ Glenn C. Lockwood
Glenn C. Lockwood
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number        Exhibit
10.7        Summary of New Jersey Resources Corporation Non-Employee Director Compensation